                                                                    EXHIBIT 10.2

                                    AMENDMENT
                           EFFECTIVE FEBRUARY 27, 2001
                                       TO
                           O2WIRELESS SOLUTIONS, INC.
                             1998 STOCK OPTION PLAN


         WHEREAS, the Board of Directors of o2wireless Solutions, Inc. (the "Company") has previously adopted, and the shareholders of the Company have approved, the 1998 Stock Option Plan (the "Plan") pursuant to which options to purchase stock of the Company may be issued to eligible directors, officers and key employees of the Company; and

         WHEREAS, the Board of Directors of the Company deems it to be in the best interests of the Company to amend the Plan so as to increase the number of shares available for issuance pursuant to the exercise of options granted under the Plan.

         NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:


                                    ARTICLE I

                                AMENDMENT TO PLAN

         Section 4 of the Plan shall be amended by deleting such section in its entirety and substituting therefor the following:

                  "4. SHARES RESERVED FOR PLAN. The shares of the Company's Common Stock to be sold to Eligible Employees or Eligible Participants under the Plan may at the election of the Board of Directors be either treasury shares or Shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be SIX MILLION TWO HUNDRED THOUSAND (6,200,000); provided, however, that such Shares shall be subject to the adjustments provided in Section 8(h). Any shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan."

                                   ARTICLE II

                           EFFECTIVE DATE OF AMENDMENT

                         The amendment effected hereby shall be effective for
options granted under the Plan to Eligible Employees on or after the date this amendment is approved by the Board of Directors of the Company, but subject to approval of a majority of the shares of Common Stock of the Company represented in person or by proxy and voted at a meeting of shareholders. In the event shareholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Company, then any option granted in the intervening period to eligible employees shall be void.